Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements (Forms S-8 Nos. 333-132593, 333-141718, 333-149129, 333-151303, 333-162485, 333-164843, 333-171604, 333-176173, 333-180048, 333-186249, 333-189011 and 333-194803) pertaining to the 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and 2005 Employee Stock Purchase Plan of Alexza Pharmaceuticals, Inc., and

2.	Registration Statements (Forms S-3 Nos. 333-161804, 333-162582, 333-166514, 333-169649 and 333-182341) and the related prospectuses of Alexza Pharmaceuticals, Inc.;

of our reports dated March 13, 2015, with respect to the consolidated financial statements of Alexza Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Alexza Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Redwood City, California

March 13, 2015